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                                                                   EXHIBIT 23.07


                     [LETTERHEAD OF LAZARD FRERES & CO.]


                                          February 1, 1994

Board of Directors
McCaw Cellular Communications, Inc.
5400 Carillon Point
Kirkland, WA 98033

Members of the Board:

  We hereby consent to the references to our firm and to the inclusion of the opinion of our firm dated August 15, 1993 in the Proxy Statement of McCaw Cellular Communications, Inc. (which is also the Prospectus of American Telephone and Telegraph Company) constituting a part of the Registration Statement on Form S-4 of American Telephone and Telegraph Company filed with the Securities and Exchange Commission on the date hereof. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          LAZARD FRERES & CO.